Exhibit 13

906 CERTIFICATION

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2025 (the “report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Horacio Daniel Marín, the Chief Executive Officer, and Juan José Mata, the Vice President of Administration and Reporting (Principal Financial Officer) of YPF S.A., each certifies that, to the best of their knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act.
2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of YPF S.A.

Date: March 26, 2026.

/s/ Horacio Daniel Marín

Horacio Daniel Marín

Chief Executive Officer

/s/ Juan José Mata

Juan José Mata

Vice President of Administration and Reporting (Principal Financial Officer)